ALLIANCE HIGH YIELD FUND, INC.                              Exhibit 77Q1(a)
811-9160


Articles of Incorporation - Incorporated by reference to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on December 20, 1996.

By-Laws - Incorporated by reference to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on December 20, 1996.





ALLIANCE HIGH YIELD FUND, INC.                              Exhibit 77Q1(e)
811-9160


Investment Advisory Agreement - Incorporated by reference to Exhibit 5 to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on October 31, 1997.